138 Bartlett Street, Marlboro, MA 01752 USA
TL: 508.357.2221 FX: 508.229.0747 www.evergreensolar.com

PRESS RELEASE

Contacts:	Investors/Media:
Richard G. Chleboski	Jim Buckley
Chief Financial Officer	Executive Vice President
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x708	617-542-5300
investors@evergreensolar.com	eslr@investorrelations.com

Evergreen Solar Reports Record Product Revenue
and Positive Gross Margins for the First Quarter 2005

Company’s Strategic Partnership Receives German Government Grant to Fund 45% of its EverQ Facility;
Project Remains on Track for Full-Scale Production by Mid-2006

Marlboro, Massachusetts, April 28, 2005 – Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced financial results for the quarter ended April 2, 2005. The Company also announced that its strategic partnership with Q-Cells, EverQ, received notification that it will receive approximately 27.5 million euros, or $35 million at current exchange rates, in German government grants for its manufacturing facility.

“During the first quarter, we continued to successfully execute our growth strategy and made progress on a number of fronts,” said Richard M. Feldt, President and Chief Executive Officer. “We exceeded $10 million in quarterly product revenue – a Company record – and achieved positive gross margins for the second consecutive quarter. This was a notable accomplishment given the escalating price for silicon. We ended the quarter with more than $70 million in cash and marketable securities on the strength of our February financing that netted the Company over $62 million.”

“At the outset of the quarter, we announced EverQ – our strategic partnership with Q-Cells to develop our next commercial operation in Thalheim, Germany,” Feldt said. “Earlier this week, EverQ received notification from the local German government that it will fund approximately 45% of the factory’s projected $79 million cost. This is an important achievement for EverQ and reflects the strong support of the German government for renewable energy projects. The EverQ project remains on schedule with

Evergreen Solar Announces First-Quarter Results
April 28, 2005

the facility and its design phase is nearly complete. Also, EverQ has hired a Chief Operating Officer and has begun to fill out the remainder of its management team. We expect EverQ to be fully operational by mid-2006.”

Feldt continued, “In addition to our EverQ efforts, we continued to advance our String Ribbon technology. During the first quarter, we made good progress on our thin ribbon program and now have wafer growth yields on par with our standard thickness wafers. This progress keeps us on track to begin full production implementation of thin wafers in our Marlboro facility by year end.”

First-Quarter 2005 Financial Results

For the quarter ended April 2, 2005, product revenues were a record $10.3 million, compared with the $2.8 million reported for the quarter ended March 31, 2004. Expanded manufacturing capacity at the Company’s Marlboro facility drove the 263% increase.

For the first quarter of 2005, Evergreen Solar achieved positive product gross margin of 3.4%, compared with negative 61% for the first quarter of 2004. The product gross margin improvement was primarily driven by higher sales volumes, lower variable manufacturing costs and more favorable exchange rates.

Net loss attributable to common stockholders for the first quarter of 2005 was $3.2 million, or $0.06 per share, compared with a net loss of $4.6 million, or $0.30 per share, for the first quarter of 2004. Included in the first-quarter 2005 net loss attributed to common stockholders is $0.1 million of net losses incurred by EverQ, since Evergreen Solar consolidates EverQ in its financial statements. For the first quarter of 2005, weighted average shares outstanding were 54.9 million, reflecting two common stock financings and a preferred stock conversion the Company completed in the past 12 months. First-quarter 2004 earnings per share were based on 15.5 million weighted average shares outstanding.

Conference Call Information

Management will conduct a conference call at 11:00 a.m. (ET) this morning to review the Company’s first-quarter financial results as well as its operational highlights and growth prospects. Those interested in listening to the live webcast should log on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.

Evergreen Solar Announces First-Quarter Results
April 28, 2005

The call also can be accessed by dialing (312) 461-0745 or (800) 449-5865 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 2:00 p.m. (ET) on April 28 through midnight (ET) on May 4 at (719) 457-0820 or (888) 203-1112 (passcode: 2818495), or by visiting the Company’s website.

About Evergreen Solar, Inc.

Evergreen Solar, Inc. (Nasdaq: ESLR) develops, manufactures and markets solar power products using the Company’s proprietary low-cost manufacturing technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include complete power systems for electric utility customers choosing to generate their own environmentally benign power, as well as wireless power for remote homes, water pumping, lighting and rural electrification. For more information, visit www.evergreensolar.com.

Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.

A Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, the following: the construction timeline for the proposed factory in Germany; the Company’s expectations regarding when the proposed EverQ factory in Germany will achieve full-scale production and become fully operational; the Company’s expectations regarding the receipt of German government grants; and the Company’s expectations regarding the implementation of full production of thin wafers in the Marlboro facility. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective

Evergreen Solar Announces First-Quarter Results
April 28, 2005

marketing or strategic partners may be affected by adverse developments in the Company’s business, the partner’s business, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; the success of its partnership with Q-Cells is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission – including the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2005 (a copy of which may be obtained at the SEC’s website at: www.sec.gov) – could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Evergreen Solar Announces First-Quarter Results
April 28, 2005

Evergreen Solar, Inc. (Nasdaq: ESLR)

Condensed Consolidated Balance Sheets

(in housands)

(unaudited)

	December 31,	April 2,
	2004	2005
Cash, cash equivalents and marketable securities	$11,942	$70,039
Other current assets	10,540	10,122

Total current assets	22,482	80,161
Restricted cash	414	414
Fixed assets, net	26,825	26,900

Total assets	$49,721	$107,475

Total current liabilities	$8,201	$6,237
Minority interest in EverQ	—	602
Total stockholders’ equity	41,520	100,636

Total liabilities and stockholders’ equity	$49,721	$107,475

Evergreen Solar Announces First-Quarter Results
April 28, 2005

Evergreen Solar, Inc. (Nasdaq: ESLR) Condensed

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 31,	April 2,
	2004	2005
Revenues:
Product revenues	$2,830	$10,287
Research revenues	262	235

Total revenues	3,092	10,522

Operating expenses:
Cost of product revenues	4,553	9,936
Research and development expenses, including costs of research revenues	902	2,325
Selling, general and administrative expenses	1,673	1,960

Total operating expenses	7,128	14,221

Operating loss	(4,036)	(3,699)
Other income
Foreign exchange gains, net	8	280
Interest income, net	65	158

Loss from operations before minority interest	(3,963)	(3,261)
Minority interest in EverQ	—	41

Net loss	(3,963)	(3,220)
Accretion and dividends on Series A convertible preferred stock	(665)	—

Net loss attributable to common stockholders	(4,628)	(3,220)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.30)	$(0.06)
Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	15,489	54,914